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                                                                      EXHIBIT 23

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 2-63959, 33-27597, 33-53307, 33-53309, 333-02985,
333-04081, 333-42663, and 333-76873) of Dexter Corporation of our report dated February 28, 2000, relating to the financial statements and financial statement schedule of Dexter Corporation as of December 31, 1999, 1998, and 1997, and for the years then ended, appearing on page F-2 of Dexter Corporation's Annual Report on Form 10-K for the year ended December 31, 1999.

                                          /s/ PricewaterhouseCoopers LLP

                                          PricewaterhouseCoopers LLP

Hartford, Connecticut
March 14, 2000